Exhibit 23.10

CONSENT

We hereby consent to each of our studies listed below, which we prepared for Plaza Centers N.V., appearing in the Annual Report on Form 20-F of Elbit Imaging Ltd. for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, and to the incorporation by reference of such Annual Report in this Registration Statement on Form F-3 filed by Elbit Imaging Ltd.:

•	Valuation of options granted in October 2006 under the Company's 2006 Employee Stock Option Plan ("ESOP 2006"), dated February 2007;

•	Valuation of options granted in March 21, 2007 under the framework of ESOP 2006, dated June 2007;

•	Valuation report in respect of options granted in May 29, 2007 under the framework of ESOP 2006, dated June 2007;

•	Valuation report in respect of options granted in August 30, 2007 under the framework of ESOP 2006, dated October 2007;

•	Valuation report in respect of options granted in November 25, 2007 under the framework of ESOP 2006, dated February 2008;

•	Valuation report in respect of options re-priced in November 1, 2007 under the framework of ESOP 2006, dated November 2007;

•	Valuation report in respect of options granted in March 26, 2008 under the framework of ESOP 2008, dated April 2008;

•	Valuation report in respect of options granted in May 27, 2008 under the framework of ESOP 2008, dated June 2008;

•	Valuation report in respect of options granted in August 25, 2008 under the framework of ESOP 2008, dated November 2008;

•	Valuation report in respect of options granted in November 25, 2008 under the framework of ESOP 2008, dated April 2009; and

•	Valuation report in respect of options re-priced in October 25, 2008 under the framework of ESOP 2008, dated February 2009.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed with the Registration Statement or the Annual Report under the provisions of the Securities Act of 1933, as amended.

/s/ BDO Ziv Haft Consulting & Management Ltd.
BDO Ziv Haft Consulting & Management Ltd.

Tel Aviv, Israel
February 9, 2011